Exhibit 99.1

Navistar International Corporation 2701 Navistar Dr. Lisle, IL 60532 USA P: 331-332-5000 W: navistar.com

Media contact: Analyst contact: Web site:	Lyndi McMillan, Lyndi.McMillan@Navistar.com, 331-332-3181 Ryan Campbell, Ryan.Campbell@Navistar.com, 331-332-7280 www.Navistar.com/newsroom

NAVISTAR TO PRESENT AT

GABELLI & COMPANY’S AUTOMOTIVE AFTERMARKET SYMPOSIUM AND

ROBERT W. BAIRD’S 2016 INDUSTRIAL CONFERENCE

LISLE, Ill. — October 25, 2016 — Navistar International Corporation (NYSE: NAV) today announced that Troy Clarke, President and Chief Executive Officer, will discuss business matters related the company during Gabelli & Company’s 40th Annual Automotive Aftermarket Symposium in Las Vegas, Nevada on Monday, October 31, which is scheduled to begin at 5:00 p.m. Central.

The company also announced that Troy A. Clarke, President and Chief Executive Officer, and Walter G. Borst, Executive Vice President and Chief Financial Officer, will discuss business matters related to the company during the Robert W. Baird 2016 Industrial Conference in Chicago, Illinois on Wednesday, November 9, which is scheduled to begin at 2:00 p.m. Central.

Live webcasts can be accessed through the investor relations page of the company’s website at http://www.navistar.com/navistar/investors/webcasts. Investors are advised to log on to the website at least 15 minutes prior to the start of the webcast to allow sufficient time for downloading any necessary software. The webcast will be available for replay at the same address approximately three hours following its conclusion, and will remain available for a limited time.

About Navistar

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial and military trucks, proprietary diesel engines, and IC Bus™ brand school and commercial buses. An affiliate also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com.

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